SUB-ITEM 77Q1(A)

An Amendment, dated August 2, 2013, to the Amended and Restated Declaration of Trust of MFS Series Trust I, dated December 16, 2004, is contained in Post-Effective Amendment No. 65 to the Registration Statement of MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on August 9, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.




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